Exhibit 99.1

Forward Looking Statements 2 In addition to historical information, this presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the Bank include, but are not limited to, the following: the concentration of our business in the Washington, D.C. metropolitan area and the effect of changes in the economic, political and environmental conditions on this market, including shutdowns and potential reductions in spending by the U.S. Government, and related reductions in the federal workforce; adequacy of our allowance for loan credit losses, allowance for unfunded commitments credit losses, and allowance for credit losses associated with our held-to-maturity and available-for-sale securities portfolios; deterioration of our asset quality; future performance of our loan portfolio with respect to recently originated loans; the level of prepayments on loans and mortgage-backed securities; liquidity, interest rate and operational risks associated with our business; changes in our financial condition or results of operations that reduce capital; our ability to maintain existing deposit relationships or attract new deposit relationships; changes in consumer spending, borrowing and savings habits; inflation and changes in interest rates that may reduce our margins or reduce the fair value of financial instruments; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System; additional risks related to new lines of business, products, product enhancements or services; increased competition with other financial institutions and fintech companies; adverse changes in the securities markets; changes in the financial condition or future prospects of issuers of securities that we own; our ability to maintain an effective risk management framework; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory structure and in regulatory fees and capital requirements; compliance with legislative or regulatory requirements; results of examination of us by our regulators, including the possibility that our regulators may require us to increase our allowance for credit losses or to write-down assets or take similar actions; potential claims, damages, and fines related to litigation or government actions; the effectiveness of our internal controls over financial reporting and our ability to remediate any future material weakness in our internal controls over financial reporting; geopolitical conditions, including trade restrictions and tariffs, and acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to trade restrictions and tariffs, and acts or threats of terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad; the effects of weather-related or natural disasters, which may negatively affect our operations and/or our loan portfolio and increase our cost of conducting business; public health events (such as the COVID-19 pandemic) and governmental and societal responses thereto; technological risks and developments, and cyber threats, attacks, or events; changes in accounting policies and practices; our ability to successfully capitalize on growth opportunities; our ability to retain key employees; deteriorating economic conditions, either nationally or in our market area, including higher unemployment and lower real estate values; implications of our status as a smaller reporting company and as an emerging growth company; and other factors discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

3 Company Overview  John Marshall Bank is a growth-oriented commercial bank  Celebrated the 20th anniversary in April 2026.  Highlights as of June 30, 2026:  Assets - $2.4 billion  Loans - $2.0 billion  Deposits - $2.0 billion  Seasoned executive team with decades of in-market banking experience  Strategy emphasizes local market growth in loans, core funding, and profitability while maintaining strong asset quality and delivering tailored banking services – Hire experienced commercial banking and business development officers – Enhance customer experience by leveraging digital platform – Commercially-oriented bank with focus on deposit-rich industry segments – Diversify loan portfolio and improve funding mix – Grow non-interest income – Continue to focus on strong operating leverage and uphold rigorous expense control, while driving profitability – Maintain financial and credit quality discipline

Franchise Overview

Eight full-service, regional banking centers serve as business development hubs.


LOUDOUN
(VA)
Leesburg
Loudoun County:
540 Fort Evans Road
Leesburg, VA
MONTGOMER
(MD)
Montgomery County:
11 N. Washington St.
Rockville, MD
Rockville
Main Office/Reston:
1943 Isaac Newton
Reston, VA
Reston
FAIRFAX
(VA)
Bull Run
District of Columbia:
1625 K Street, NW
Tysons Corner:
8229 Boone Blvd.
Tysons Corner, VA
Tysons
Corner
Alexandria
Arlington County:
2300 Wilson Blvd.
Arlington, VA
City of Alexandria:
640 Franklin St.
Alexandria, VA
PRINCE WILLIAM
(VA)
Woodbridge
Prince William County:
12701 Marblestone Dr.
Woodbridge, VA

JOHN MARSHALL BANCORP, INC.
4

John Marshall Financial Highlights

Financial Highlights

($ in millions, unless otherwise noted)	Year Ended December 31,									YTD
	2017	2018	2019	2020	2021	2022	2023	2024	2025	June 30 2026
Balance Sheet										
Total Assets	$1,175	$1,395	$1,582	$1,885	$2,149	$2,348	$2,243	$2,235	$2,333	$2,402
Loans, net of unearned income	1,007	1,161	1,326	1,563	1,666	1,790	1,860	1,872	1,975	2,015
Total Deposits	897	1,138	1,309	1,640	1,882	2,068	1,907	1,892	1,972	1,993
Capital (Bank level)										
Common Equity / Assets	11.0%	10.2%	10.2%	9.9%	10.8%	10.0%	11.1%	11.9%	12.2%	12.3%
Tier 1 Leverage Ratio	11.5%	11.2%	11.9%	11.0%	11.0%	11.3%	11.6%	12.4%	12.5%	12.9%
Total Risk-Based Capital Ratio	14.5%	13.9%	13.5%	14.6%	15.3%	15.6%	15.7%	16.2%	16.3%	16.7%
Profitability										
Net Income (in thousands)	$8,984	$12,174	$15,921	$18,526	$25,461	$31,803	$5,158	$17,121	$21,233	$13,121
ROAA	0.80%	0.95%	1.08%	1.06%	1.25%	1.40%	0.22%	0.76%	0.93%	1.13%
ROAE	7.14%	8.98%	10.41%	10.49%	12.90%	15.18%	2.32%	7.16%	8.26%	9.77%
Net Interest Margin	3.72%	3.51%	3.40%	3.32%	3.29%	3.16%	2.22%	2.28%	2.68%	2.93%
Non-interest Expense / Average Assets	2.15%	2.23%	1.95%	1.67%	1.58%	1.40%	1.33%	1.41%	1.48%	1.59%
Efficiency Ratio	57.8%	63.5%	57.4%	49.9%	47.7%	44.2%	86.7%	59.7%	53.6%	51.8%
Asset Quality										
Non-Accruing Assets[1] / Assets	0.09%	0.03%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Allowance for Credit Losses / Total Loans	0.89%	0.84%	0.81%	1.09%	1.20%	1.13%	1.05%	1.00%	1.00%	1.00%
NCOs / Average Loans (annualized)	0.07%	0.03%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.02%	0.01%

YTD 2026 profitability ratios are for the six months ended 6/30/2026, annualized.

1 - Non-accruing assets include nonaccrual loans and leases, and foreclosed or repossessed assets.

- ★ Bank commenced operations in April 2006
- ★ Chris Bergstrom named President and CEO April 30, 2018
- ★ Commercially-oriented bank
- ★ 140 FTE employees as of June 30, 2026

JOHN MARSHALL BANCORP, INC.

5

Investment Attributes 6 Rewarding Our Shareholders Attractive Market Credit Discipline Prime for Future Growth Experienced Management

Leveraging Technology 7 Selective FinTech partnerships provide operating leverage and fuel additional growth Customer Experience Operating Efficiencies Risk Mitigation FinTech Partnership Benefits Various FinTech Partnerships

Executive Leadership 8 Chris Bergstrom President & CEO Chris Bergstrom has over 44 years of experience in the banking industry. Before joining John Marshall Bank, Mr. Bergstrom served in a variety of executive positions during 19 years with Cardinal Financial Corporation and Cardinal Bank, most recently serving as President and Chief Executive Officer from October 2015 until United Bankshares, Inc.’s acquisition of Cardinal in April 2017. He was also President of United Bank from April 2017 to April 2018. Mr. Bergstrom recently served as the Chairman of the Board of the Virginia Bankers Association. Mr. Bergstrom received his Master of Science in Finance from Virginia Commonwealth University and a Bachelors of Business Administration degree from James Madison University. Kent Carstater SEVP, Chief Financial Officer Andy Peden SEVP, Chief Banking Officer Andrew Peden is the Chief Banking Officer at John Marshall Bank, and was the Chief Lending Officer for four years before being promoted to his current position. Prior to joining John Marshall Bank, he had over 18 years of banking experience, all but one year with Cardinal Bank. Mr. Peden received a Bachelor of Science degree in business from the University of Richmond – Robins School of Business. He is involved in both the business and local community, by serving on the Board of the VBA Management Services, Inc., a subsidiary of the VBA, and as a volunteer youth sports coach in Arlington, VA. Kent Carstater has over 28 years of financial services experience. He has responsibility for accounting, financial, human resources, information technology, investor relations and risk management operations. Mr. Carstater also chairs the Company’s Asset/Liability management committee. He joined John Marshall Bank in July 2016 as Senior Vice President of Market Risk Management, overseeing the Bank’s liquidity, asset/liability, investment, capital planning and strategic planning functions. From 2012 to 2016, Mr. Carstater served as a Senior Vice President and Treasurer at the Bank of Georgetown. In that role, he was responsible for financial and risk management, investor relations, capital markets activities and strategic planning. Prior to becoming a commercial banker in 2012, he advised community bank executives on strategic matters as an investment banker and founded a private equity firm focused on investing in financial institutions. Mr. Carstater earned his Bachelors of Science from Virginia Tech in Finance and Masters of Business Administration from the Darden School of Business at the University of Virginia.

3.8 3.9 3.9 4.2 4.8 4.9 Attractive Metro Markets 9 Educational Attainment % (>=Bachelors Degree) Unemployment Rate % (April 2026, NSA) Median Household Income $ (2026) Projected Population Growth % (2026-2031) Sources: S&P Global Market Intelligence, Bureau of Economic Analysis and data.census.gov. Blue line represents the average of the six metro markets shown 7.28 2.80 1.21 0.51 (0.67) (0.93) 141,259 131,627 105,148 102,146 97,107 96,369 54.5 53.6 43.9 41.1 39.4 37.6

Market Growth + Consolidation = Unique Opportunity

Data as of: 6/30/2013

Company	Market Deposits ($000)	Deposit Market Share (%)
1 Wells Fargo & Co. (CA)	23,769,182	**15.3%**
2 Capital One Financial Corp. (VA)	22,128,708	**14.2%**
3 Bank of America Corporation (NC)	21,404,120	**13.8%**
4 SunTrust Banks Inc. (GA)	16,657,678	**10.7%**
5 BB&T Corp. (NC)	13,255,025	**8.5%**
6 PNC Financial Services Group (PA)	10,708,198	**6.9%**
7 Citigroup Inc. (NY)	6,617,764	**4.3%**
8 M&T Bank Corp. (NY)	4,062,737	**2.6%**
9 HSBC Holdings	3,270,777	**2.1%**
10 Toronto-Dominion Bank	3,025,720	**1.9%**
11 Eagle Bancorp Inc (MD)	2,904,390	**1.9%**
12 Sandy Spring Bancorp Inc. (MD)	2,277,639	**1.5%**
13 Burke & Herbert Bank & Trust (VA)	2,204,402	**1.4%**
14 Virginia Commerce Bank	2,192,719	**1.4%**
15 Cardinal Financial Corporation (VA)	2,130,662	**1.4%**
16 United Bankshares Inc. (WV)	2,037,632	**1.3%**
17 WashingtonFirst Bankshares, Inc. (VA	970,001	**0.6%**
18 Middleburg Financial Corporation (VA)	922,039	**0.6%**
19 Old Line Bancshares, Inc. (MD)	794,410	**0.5%**
20 Bank of Georgetown (DC)	772,085	**0.5%**
21 Virginia Heritage Bank (VA)	729,530	**0.5%**
22 Access National Corporation (VA)	669,547	**0.4%**
23 Fauquier Bankshares Inc. (VA)	519,869	**0.3%**
24 Community Finl Corp. (MD)	519,106	**0.3%**
25 Acacia Federal Savings Bank (VA)	496,612	**0.3%**
26 Presidential Bank, FSB (MD)	491,880	**0.3%**
27 John Marshall Bancorp Inc. (VA)	**430,564**	**0.3%**
28 Southern National Bncp of VA (VA)	407,428	**0.3%**
29 FVCBankcorp Inc. (VA)	392,992	**0.3%**
Other	8,703,727	**5.6%**

Figures represent market deposits within the Washington, D.C. MSA

Data as of: 6/30/2025

Company	Market Deposits ($000)	Deposit Market Share (%)
1 Capital One Financial Corp. (VA)	73,187,547	**23.3%**
2 Bank of America Corporation (NC)	50,352,196	**16.0%**
3 Truist Financial Corp. (NC)	39,680,735	**12.6%**
4 Wells Fargo & Co. (CA)	34,250,728	**10.9%**
5 The PNC Finl Svcs Grp (PA)	16,438,136	**5.2%**
6 Atlantic Union Bkshs Corp. (VA)	13,103,283	**4.2%**
7 United Bankshares Inc. (WV)	10,482,772	**3.3%**
8 Citigroup Inc. (NY)	10,425,000	**3.3%**
9 Eagle Bancorp Inc (MD)	9,133,475	**2.9%**
10 Forbright Inc. (MD)	6,012,464	**1.9%**
11 The Toronto-Dominion Bank	5,995,501	**1.9%**
12 M&T Bank Corp. (NY)	5,751,392	**1.8%**
13 JPMorgan Chase & Co. (NY)	4,449,940	**1.4%**
14 Burke & Herbert Finl Svcs Corp (VA)	3,577,108	**1.1%**
15 Capital Bancorp Inc. (MD)	2,276,757	**0.7%**
16 Pinnacle Financial Partners (GA)	2,191,341	**0.7%**
17 John Marshall Bancorp Inc. (VA)	**1,902,834**	**0.6%**
18 FVCBankcorp Inc. (VA)	1,871,647	**0.6%**
19 MainStreet Bcshs (VA)	1,803,702	**0.6%**
20 HSBC Holdings plc	1,799,380	**0.6%**
21 National Capital Bancorp (DC)	1,520,389	**0.5%**
22 WesBanco Inc. (WV)	1,436,267	**0.5%**
23 Workers United (PA)	1,319,676	**0.4%**
24 Chain Bridge Bancorp Inc. (VA)	1,294,664	**0.4%**
25 Primis Financial Corp. (VA)	1,148,934	**0.4%**
26 Eagle Financial Services Inc. (VA)	974,189	**0.3%**
27 Freedom Finl Holdings Inc. (VA)	919,211	**0.3%**
28 Presidential Holdings Inc. (VA)	902,168	**0.3%**
29 Trustar Bankshares (VA)	858,532	**0.3%**
Other	9,659,317	**3.1%**

Shading indicates community banks headquartered in Washington D.C. MSA

JOHN MARSHALL BANCORP, INC.
10

Second Quarter 2026 Highlights 11 ★ Earnings Growth Momentum o Net income of $7.0 million for the quarter ended June 30, 2026 represented a 15.0% increase over the $6.1 million net income reported for the quarter ended March 31, 2026 or an annualized quarter-over-quarter increase of 60.4%. o The quarter ended June 30, 2026 represented the eighth consecutive quarter of net income growth and marked the highest level of net income since the fourth quarter of 2022. ★ Sustained Net Interest Margin Expansion o Net interest margin grew by 12 basis points during the most recent quarter to 2.99% compared to 2.87% for the first quarter of 2026 and 2.69% for the second quarter of 2025. o This represents the ninth consecutive quarterly net interest margin expansion. ★ Strong Loan Growth o The Company’s loan portfolio, net of unearned income, grew $41.2 million or 8.4% annualized during the second quarter of 2026. o Loans, net of unearned income, increased $98.0 million or 5.1% from June 30, 2025 to June 30, 2026. o Total loans exceeded $2.0 billion for the first time in the Company’s history. ★ Focus on Core Deposit Growth o The Company remains focused on driving value through core deposit growth. o For the twelve months ended June 30, 2026, total deposits increased $96.1 million or 5.1%. ★ Positive Operating Leverage o Total revenue (net interest income plus non-interest income) grew 21.7% for the quarter ended June 30, 2026 relative to the quarter ended June 30, 2025, while non-interest expense increased 14.2% over the same period. o This positive trend in operating leverage improved the efficiency ratio from 53.9% to 50.5% over the same period. ★ Strong Asset Quality o Overall credit quality of the loan portfolio remains exceptional. o As of June 30, 2026, the Company did not have any non-accrual loans and had no other real estate owned assets. ★ Growing Book Value per Share and Higher Dividends o Book value per share increased from $17.83 as of June 30, 2025 to $19.40 as of June 30, 2026, an 8.8% increase. o On July 21, 2026, the Company’s Board of Directors declared a quarterly cash dividend of $0.10 per share on the Company’s common stock. The dividend is payable on August 26, 2026 to shareholders of record at the close of business on August 5, 2026. o The quarterly cash dividend represents an 11.1% increase over the quarterly cash dividend of $0.09 declared on April 28, 2026. ★ Robust Capitalization o Each of the Bank’s regulatory capital ratios remained well in excess of the regulatory well-capitalized thresholds as of June 30, 2026.

Balance Sheet Growth 12 2017-2025 Compound Annual Growth Rates (CAGR) 9.0% 8.8% 10.3% 12.0% Assets Loans, net of unearned income Deposits Non-Interest Bearing Deposits

Loan Portfolio Composition 13 • The Company’s loan pipeline remained strong with $113.9 million in new commitments recorded during the quarter ended June 30, 2026. • 96.7% improvement over the $57.9 million in new commitments recorded in the quarter ended March 31, 2026. • The Company’s loan pipeline at 6/30/2026 was robust and gaining momentum. We saw increased lending opportunities that meet our underwriting standards. • The Company remains steadfast in adhering to our strict underwriting standards and the diligent management of the portfolio. • Tax-equivalent yield on total loans of 5.53% for the three months ended June 30, 2026. CRE - Owner Occupied 16.5% CRE - Non-owner Occupied 38.1% Multifamily 4.8% Commercial 2.5% Residential Real Estate 25.3% Consumer 1.4% CRE & Land Development Construction 5.3% Residential Construction 6.0% Data as of June 30, 2026.

Bond Portfolio

Debt Securities Portfolio as of June 30, 2026					
(Dollars in thousands)		Amortized Cost	Percentage of total		Estimated Fair Value
Available-for-sale					
U.S. Treasuries	$	-	-	$	-
U.S. government and federal agencies		4,991	2.2%		4,800
Corporate bonds		3,000	1.3%		2,881
Collateralized mortgage obligations		28,440	12.7%		22,966
Municipal		1,378	0.6%		1,228
Mortgage-backed		98,932	44.3%		94,998
Total Available-for-sale Securities	*$*	*136,741*	*61.2%*		*126,873*
Held-to-maturity					
U.S. Treasuries	$	6,003	2.7%	$	5,704
U.S. government and federal agencies		35,297	15.8%		32,236
Collateralized mortgage obligations		15,453	6.9%		12,332
Municipal		6,016	2.7%		5,280
Mortgage-backed		24,023	10.7%		20,182
Total Held-to-maturity Securities	*$*	*86,792*	*38.8%*	*$*	*75,734*
Total Debt Securities	*$*	*223,533*	*100.0%*	*$*	*202,607*

★ As of June 30, 2026, the available-for-sale portfolio had a weighted average life of 3.5 years and the held-to-maturity portfolio had a weighted average life of 4.9 years.

Bond Portfolio Yield



1.99%
2.01%
2.04%
2.11%
2.10%
2.13%
2.32%
2.46%
3Q24
4Q24
1Q25
2Q25
3Q25
4Q25
1Q26
2Q26

★ As of June 30, 2026, 95% of our bond portfolio carried the implied guarantee of the United States government or one of its agencies.

★ Cash flows from the investment portfolio are projected to average $2.9 million per month through the rest of 2026.

JOHN MARSHALL BANCORP, INC.
14

Increasing Financial Returns 15 Return on Average Assets Return on Average Equity (1) Annualized, data as of June 30, 2025. (2) Annualized, data as of June 30, 2026. (1) (2) (2) 7.16% 8.26% 7.91% 9.77% 2024 2025 1H25 1H26 0.76% 0.93% 0.89% 1.13% 2024 2025 1H25 1H26 (1) $1.20 $1.50 $0.69 $0.93 2024 2025 1H25 1H26 Diluted Earnings Per Share

$10.05 $11.01 $12.34 $13.68 $15.17 $15.09 $16.25 $17.28 $18.69 $17.83 $19.40 2017 2018 2019 2020 2021 2022 2023 2024 2025 6/30/25 6/30/26 Per Share Performance 16 Book Value Per Share

Net Interest Margin Expansion 17 Net Interest Margin/ Net Interest Income Growth  Net interest margin expanded during the last nine consecutive quarters and grew 88 basis points from the first quarter of 2024.  Since the first quarter of 2024, yield on interest-earning assets increased 30 basis points, while rate on interest-bearing liabilities decreased 68 basis points.  Net interest income grew by $2.4 million to $17.3 million during the quarter ended June 30, 2026, as compared $ $14.9 million in the prior year quarter. $11,744 $12,081 $13,156 $14,066 $14,097 $14,926 $15,600 $15,940 $16,509 $17,334 2.11% 2.19% 2.30% 2.52% 2.58% 2.69% 2.72% 2.73% 2.87% 2.99% 1.80% 2.00% 2.20% 2.40% 2.60% 2.80% 3.00% 3.20% 3.40% $- $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 $20,000 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 Net Interest Income and Margin Trend Net Interest Income Net Interest Margin 4.83% 4.85% 4.97% 5.01% 4.99% 5.03% 5.06% 4.99% 5.07% 5.13% 3.81% 3.81% 3.86% 3.62% 3.48% 3.38% 3.37% 3.28% 3.15% 3.13% Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 Yield and Cost Trends Total interest-earning assets Total interest-bearing liabilities (Dollars in thousands)

Prudent Expense Management 18  Stable non-interest expense over the preceding three years as a result of management’s prudent cost control.  As of June 30, 2026 the average bank non-interest expense to average assets was 2.6%(1). Our non-interest expense to average assets as of June 30, 2026 was 1.6% or 62% of the average bank non-interest expense ratio.  Our expense base is approximately $23 million or 38% lower than the level implied by the FDIC average.  Incentive compensation accruals can fluctuate materially from quarter to quarter based on the Company’s financial performance and other evaluation criteria. (1) FDIC – All banks' data is sourced from the FDIC’s Quarterly Banking Profile as of March 31, 2026. (2) Annualized, data as of June 30, 2026. Non-Interest Expense ($ in thousands) Year Ended December 31, 2023 2024 2025 1H 25 1H 26 % Change Salaries and employee benefits $ 19,436 $ 19,240 $ 20,729 $ 10,277 $ 11,777 14.6% Occupancy expense of premises 1,811 1,760 1,544 814 802 -1.5% Furniture and equipment expenses 1,178 1,220 1,285 630 693 10.0% Other operating expenses 8,390 9,589 10,009 4,840 5,141 6.2% Total Non-interest Expense $ 30,815 $ 31,809 $ 33,567 $ 16,561 $ 18,413 11.2% 2.2% 2.2% 2.0% 1.7% 1.4% 1.3% 1.3% 1.4% 1.5% 1.6% 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Non-Interest Expense to Average Assets (2)

$0.20 $0.22 $0.25 $0.30 $0.40 $0.15 $0.20 $0.25 $0.30 $0.35 $0.40 $0.45 2022 2023 2024 2025 2026 Annualized Per Share Cash Dividends Growing Dividends 19  On January 28, 2026, the Company initiated a quarterly cash dividend.  During the first and second quarters of 2026, the Board of Directors declared two quarterly cash dividends of $0.09 per share. On July 21, 2026, the Company’s Board of Directors declared an increased, quarterly cash dividend of $0.10 per share on the Company’s common stock.  This annualized, per share amount equates to a 33.3% increase over the 2025 annual cash dividend. (1) Based on quarterly cash dividend declared of $0.10 per common share in July 2026. (1) (1)

Decreasing Concentration 20 • $1.1 billion in CRE loans, net of unearned fees as of 6/30/2026. • 99.8% of CRE portfolio is within the DC MSA as of 6/30/2026. • No equity capital issuance since November 2013. Acquisition, Development & Construction Loans as a percentage of Total Risk-Based Capital Commercial Real Estate (Investor) Loans as a percentage of Total Risk-Based Capital CRE Investor Portfolio has grown 18.7% over the past 36 months; below 50% regulatory threshold. $22.5MM of subordinated 148% debt became Bank capital 120% 126% 126% 130% 121% 111% 109% 94% 84% 73% 62% 64% 53% 55% 58% 62% 72% 70% 407% 379% 411% 413% 403% 384% 367% 365% 340% 335% 338% 319% 338% 328% 336% 342% 341% 343% 337%

Disciplined Credit Culture 21 Asset Quality Capital Allowance for Credit Losses • Conservative reserve methodology • ACL of 1.00% of loans • “Well-Capitalized” under Basel III • Stress testing on a quarterly basis • Holding company provides capital alternatives • Historically, the Bank has exhibited excellent loan quality with low levels of classified loans • No non-accrual loans, OREO or substandard loans. Diversification Market Analysis Stress Testing • Bank utilizes a rigorous third-party loan review program • Quarterly stress testing of LTV and debt service coverage ratios • Targeted stress testing completed over CRE portfolio to assess changes in LTV when stressing collateral values and DSCR changes upon future repricing • Bank receives market analysis, both on a national and local basis from a variety of sources • CRE portfolio is diversified among retail, multifamily, restaurants, shopping centers, churches, warehouses and other loan types • ADC and CRE concentrations have been reduced from 148% and 407%, respectively, at 9/30/2017 (post-subordinated debt) to 70% and 337% Credit Selection Board Oversight Leverage Technology • Utilize bank-specific CRM application to increase efficiency and optimize loan process management • Utilize leading construction finance management software • Concentration and monitoring information provided to the Board at least quarterly • RMs focus on experienced business owners with financial capacity • Relatively low individual officer discretionary loan authority levels; committee approval Unless indicated otherwise, data as of 6/30/2026.

Exceptional Asset Quality 22 Non-Accruing Assets¹ / Assets (%) (1) Non-accruing assets include nonaccrual loans and leases, and foreclosed or repossessed assets. (2) Data as of June 30, 2026. (3) FDIC – All Banks data is sourced from the FDIC’s Quarterly Banking Profile as of March 31, 2026.  At March 31, 2026, the FDIC peer loans and leases 30 days or more past due or in nonaccrual status level of 1.44% would equate to approximately $29 million of non-accruing assets.  As of June 30, 2026, the Company had no non-accruing assets. (2) (3) 0.32% 0.01%0.09% 0.03% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.50% 1.00% 1.50% 2.00% 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026

Strong Capital Ratios 23 5.0% 6.5% 8.0% 10.0% 12.5% 15.2% 15.2% 16.3% 12.9% 15.6% 15.6% 16.7% 3.0 5.0 7.0 9.0 11.0 13.0 15.0 17.0 19.0 Leverage ratio Common equity tier 1 ratio Tier 1 risk-based capital Total risk-based capital ratio Ratios (%) Bank Regulatory Capital Ratios Well-Capitalized Threshold December 31, 2025 June 30, 2026

Capital Management: Share Repurchases 24  The Company announced an extension of the share repurchase authorization of 700,000 shares.  The Company repurchased over 240,000 shares at a weighted average price of $18.59.  The Company may selectively continue repurchasing shares subject to market conditions, securities laws, and capital management priorities, among other decision criteria.